Exhibit 10.20

DEED OF TERMINATION, SETTLEMENT AND RELEASE

G Medical Innovations Holdings Limited MEF I, L.P.

Mr Yacov Geva

This deed is "without prejudice" until signed

DLA Piper Australia

Level 31, Central Park

152-158 St Georges Terrace Perth WA 6000

PO Box Z5470

Perth WA 6831 Australia

DX 130 Perth

T +61 8 6467 6000

F +61 8 6467 6001

Deed of Termination, Settlement and Release

CONTENTS

DETAILS		2

BACKGROUND		2

AGREED TERMS		2

1	DEFINITIONS AND INTERPRETATION2	2

2	SETTLEMENT	6

3	GUARANTEE	7

4	FORBEARANCE	8

5	TERMINATION, RELEASE AND DISCHARGE - LOAN AGREEMENTS	9

6	CONFIDENTIALITY	11

7	REPRESENTATIONS AND WARRANTIES	11

8	NO ADMISSION OF LIABILITY	12

9	NOTICES	12

10	COSTS	13

11	GENERAL	13

EXECUTION		15

Deed of Termination, Settlement and Release

DETAILS

Date		2020

Parties	Name	G Medical Innovation Holdings Limited
	ARBN Address	617 204 743 P.O. Box 10008, Willow House, Cricket Square Grand Cayman, KY1-1001, Cayman Islands (Company)
	Name Address	MEF I, L.P. 40 Wall Street Floor 58, New York, NY 10005 (Investor)
	Name Address	Mr Yacov Geva P.O. Box 10008, Willow House, Cricket Square Grand Cayman, KY1-1001, Cayman Islands (Guarantor)
(the Company, Investor and Guarantor collectively, the Parties and each or any of them, a Party).

BACKGROUND

A	The Company and Investor have entered into the Convertible Securities Agreement and the General Security Agreement.

B	The Company and Investor have agreed to terminate the Convertible Securities Agreement and release the Security constituted by the General Security Agreement on the terms of this Deed.

AGREED TERMS

1	DEFINITIONS AND INTERPRETATION

Definitions

1.1	Unless the context otherwise requires, in this Deed:

“Amendment Letter” means the amendment letter to the Convertible Securities Agreement between the Company and the Investor dated 26 November 2019.

“ASIC” means Australian Securities and Investments Commission.

Deed of Termination, Settlement and Release

“ASX” means ASX Limited ACN 008 624 691 or the financial market operated by it, as the context requires.

"ASX Listing Rules" means the listing rules of the ASX as amended from time to time.

"Business Day" means:

(a)	for determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent; and

(b)	for any other purpose, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Western Australia.

"Cash Settlement" has the meaning given to that term in clause 2.

"Claim" means all claims, actions, demands, suits, causes of action, damages, losses, interest, costs (including legal costs), liabilities and expenses of any nature and howsoever arising, whether present or future, fixed or unascertained, actual or contingent and whether at law, in equity, under statute or otherwise.

"Convertible Securities" has the same meaning given to that term in the Convertible Securities Agreement.

"Conversion Notice" has the same meaning given to that term in the Convertible Securities Agreement.

"Convertible Securities Agreement" means the convertible securities agreement between the Company and Investor dated on or around 29 October 2018 as amended by letter agreements on or around dated 26 March 2019 and 15 August 2019 and the Amendment Letter.

“Corporations Act” means the Corporations Act 2001 (Cth).

"Deed" means this deed, including any schedules or annexures.

"Effective Date" means the date on which the Cash Settlement and Outstanding Legal Fees are paid in accordance with clause 2.2, clause 3.1 or clause 3.2.4 (if applicable).

"End Date" means 3 April 2020 (or such later date agreed between the Parties in writing).

"Exchange Rate" means the USD/AUD rate of exchange as published by the Reserve Bank of Australia on the business day prior to the Effective Date or the Transfer Date (as applicable).

"Execution Date" means the date on which this Deed has been executed by each Party.

Deed of Termination, Settlement and Release

"Final Payment Date" means 31 March 2020 (or such later date agreed between the Parties in writing).

"Forbearance Period" means the period commencing on the date the Investor Shares are issued in accordance with clauses 2.4 and 2.6 and ending in accordance with clause 4.2.

"GEM Capital Commitment Agreement" means the agreement between the Company, GEM Global Yield Fund LLC SCS and GEM Yield Bahamas Ltd dated 29 November 2019.

"GEM Proceeds" means any gross proceeds received by the Company pursuant to a draw down under the GEM Capital Commitment Agreement, which shall be calculated prior to any fee reductions.

"General Security Agreement" means the general security agreement between the Company and the Investor dated on or around 29 October 2018.

"Investor Bank Account" means the bank account provided in Schedule A. “Investor Shares” has the meaning given to that term in clause 2.1.3. “Issue Date” has the meaning given to that term in clause 2.4.

"Loan Agreements" means the following agreements:

(a)	Convertible Securities Agreement;

(b)	General Security Agreement; and

(c)	any collateral agency agreement between the Investor, the Company and any other purchasers.

“Official List” means the official list of ASX.

“Outstanding Legal Fees” has the meaning given to that term in clause 2.1.2.

"Secured Property" has the meaning given to that term in the General Security Agreement.

"Security Interest" means a charge, mortgage, security interest, encumbrance, pledge, right of first refusal, pre-emptive right, title retention, trust arrangement, contractual right, right of call or set off or any other security arrangement.

"Share" means a fully paid ordinary share in the Company.

"Transfer Date" means the date that Shares are transferred to the Investor in accordance with clause 3.2.

Deed of Termination, Settlement and Release

"Volume Weighted Average Market Price" has the meaning defined in the ASX Listing Rules.

Interpretation

1.2	Unless the context otherwise requires, in the interpretation of this Deed:

1.2.1	a reference to:

1.2.1.1	'A$' means Australian dollars;

1.2.1.2	'US$' means United States dollars;

1.2.1.3	the singular includes the plural and the plural includes the singular;

1.2.1.4	a party, clause, part, schedule, annexure or attachment is a reference to a party, clause, part, schedule, annexure or attachment of or to this Deed;

1.2.1.5	a party includes the party's executors, administrators, successors and permitted assigns;

1.2.1.6	any law, legislation or legislative provision includes any statutory modification, amendment or re-enactment, and any subordinate legislation or regulations issued under that legislation or legislative provision, in either case whether before, on or after the date of this Deed; and

1.2.1.7	any document or agreement is to that document or agreement as amended, novated, supplemented or replaced;

1.2.2	where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning;

1.2.3	mentioning anything after “includes”, “including”, “for example”, or similar expressions, does not limit what else might be included;

1.2.4	headings are for convenience only and do not form part of this Deed or affect its interpretation; and

1.2.5	a provision of this Deed must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of the Deed or the inclusion of the provision in the Deed.

Deed of Termination, Settlement and Release

Joint and several obligations

1.3	Except as otherwise set out in this Deed, a reference to any party to this Deed, where that party is made up of more than one person, includes each of them jointly with each other person to whom the reference applies and each of them individually.
1.1

1.4	Any covenant, undertaking, representation or warranty under this Deed by two or more persons binds them jointly and each of them individually, and any benefit in favour of two or more persons is for the benefit of them jointly and each of them individually.

2	SETTLEMENT

2.1	The Company will:

2.1.1	pay to the Investor the amount of US$3,390,664.47 (inclusive of any GST) less any amounts remitted to the Investor pursuant to clause 4.3 (Cash Settlement) in accordance with clause 2.2;

2.1.2	pay to the Investor A$35,000 in outstanding legal costs (Outstanding Legal Fees) in accordance with clause 2.2; and

2.1.3	issue to the Investor (and/or its nominee) Shares (Investor Shares) in accordance with clause 2.4,

in full and final settlement of all amounts owing and all Claims arising out of, in connection with, related to or incidental to the Convertible Securities Agreement.

2.2	The Cash Settlement and Outstanding Legal Fees will be paid to the Investor Bank Account on or before the Final Payment Date.

2.3	If the Company does not pay the Cash Settlement and Outstanding Legal Fees to the Investor on or before the Final Payment Date, the provisions of clause 3.1 shall apply.

2.4	The Investor Shares must be issued to the Investor and/or its nominee within five Business Days from the Execution Date (Issue Date). The number of Investor Shares required to be issued will be determined by dividing A$200,000 by the closing bid price of the Shares on ASX on the trading day immediately prior to the date upon which the Shares are issued, rounded upwards to the nearest whole number.

2.5	The Investor undertakes not to trade in Shares prior to the Issue Date.

2.6	The Company will, on the Issue Date:

2.6.1	ensure approval has been given for official quotation of the Investor Shares on the Official List; and

2.6.2	lodge with ASIC a prospectus prepared in accordance with the Corporations Act and do all such things necessary to satisfy section 708A(11) of the Corporations Act to ensure that an offer for sale of the Investor Shares does not require disclosure to investors.

Deed of Termination, Settlement and Release

3	GUARANTEE

3.1	If the Company does not make full payment to the Investor of the aggregate of the Cash Settlement and the Outstanding Legal Fees on or before the Final Payment Date, the Guarantor must on or before the End Date pay to the Investor the aggregate of the outstanding Cash Settlement and Outstanding Legal Fees in full and final settlement of all amounts owing and all Claims arising out of, in connection with, related to or incidental to the Convertible Securities Agreement (including but not limited to all amounts payable by the Company and/or the Guarantor under this Deed).

3.2	Without prejudice to the Guarantor’s obligation under clause 3.1, if all or part of the Cash Settlement and/or Outstanding Legal Fees remain outstanding at any time after the Final Repayment Date, and on more than one occasion, the Investor may give notice to the Guarantor requiring the Guarantor to transfer any number of Shares held by the Guarantor to the Investor. The maximum number of the Shares that may be required to be transferred by the Guarantor to the Investor at any one time, pursuant to this clause 3.2, will be that number determined by dividing the aggregate of the remaining Cash Settlement and the Outstanding Legal Fees, by the 5 day Volume Weighted Average Market Price immediately prior to the Transfer Date multiplied by the Exchange Rate, rounded up to the nearest whole number. If the Investor requires a transfer:

3.2.1	the Guarantor must transfer that number of Shares to the Investor as soon as possible (and within 1 Business Day in any event);

3.2.2	the transfer of the Shares will not (of itself) reduce the Company’s or the Guarantor’s obligation to pay the remaining Cash Settlement and the Outstanding Legal Fees;

3.2.3	the Investor may:

3.2.3.1	sell the Shares on market on ASX at its discretion; and

3.2.3.2	notify the Guarantor of the net proceeds received from the sale;

3.2.4	the net proceeds of any sales by the Investor under this clause will be set-off against and deducted from the amount outstanding by the Guarantor to the Investor under clause 3.1;

3.2.5	if and when the Cash Settlement and the Outstanding Legal Fees have been fully repaid pursuant to clause 3.1 or 3.2.4:

3.2.5.1	the Investor must promptly (and within 1 Business Day in any event) re-transfer the balance of any Shares held by it under this clause 3.2 to the Guarantor;

3.2.5.2	to the extent the Investor holds any net proceeds at the time the amount outstanding by the Guarantor to the Investor under clause 3.1 is paid (whether under clause 3.2.4 or otherwise) the Investor must (within 1 Business Day) pay any balance of the net proceeds to, or at the direction of, the Guarantor; and

Deed of Termination, Settlement and Release

3.2.5.3	the Guarantor will be deemed to have satisfied its payment obligations under clause 3.1 in full and final settlement of all amounts owing and all Claims arising out of, in connection with, related to or incidental to the Convertible Securities Agreement (including but not limited to all amounts payable by the Company and/or the Guarantor under this Deed).

4	FORBEARANCE

4.1	During the Forbearance Period, the Investor:

4.1.1	will not exercise any of its rights or powers under the Loan Agreements, including but not limited to:

4.1.1.1	demanding payment or repayment of any amount under any Loan Agreement;

4.1.1.2	converting any of its existing Convertible Securities into Shares;

4.1.1.3	redeeming any of its existing Convertible Securities into Shares pursuant to clause 3.7 of the Convertible Securities Agreement;

4.1.1.4	providing the Company with a Conversion Notice and/or an amortisation notice;

4.1.1.5	exercising any of its rights under the Amendment Letter, including its rights under clause 2 of the Amendment Letter;

4.1.1.6	enforcing its Security Interest under the General Security Agreement; or

4.1.1.7	taking any action with respect to an Event of Default under or as defined in any Loan Agreement;

4.1.2	agrees that no interest shall accrue under the Convertible Securities Agreement.

4.2	The Forbearance Period will immediately come to an end if:

4.2.1	the Company breaches any of its obligations under this Deed (save for, where the Company does not pay the Cash Settlement and Outstanding Legal Fees to the Investor on or before the Final Payment Date);

4.2.2	the Guarantor does not pay the outstanding Cash Settlement and Outstanding Legal Fees by the End Date;

4.2.3	any of the Events of Default in clauses 11.1(f), (g), (h), (i), (s) (other than by the Investor), (x), or (jj) (other than by the Investor) of the Convertible Securities Agreement occurs with respect to the Company; or
4.2.1

Deed of Termination, Settlement and Release

4.2.4	the Company does not, within 14 days of the date of this Deed, dispatch a notice of meeting to convene a meeting of the Company’s shareholders seeking shareholder approval for the issue of replacement convertible notes in accordance with the terms of the Convertible Securities Agreement (and not subject to any minimum price or maximum number of shares to be issued), and will in any event come to an end once the Effective Date has occurred. For the avoidance of doubt, once the Forbearance Period has ended, clause 4.1 will cease to have any force or effect.

4.3	The Company and the Investor acknowledge and agree that during the Forbearance Period an amount equivalent to 10% of the GEM Proceeds will be immediately remitted to the Investor upon receipt by the Company.

4.4	The parties agree that this Deed is not intended to create a position where the Investor can recover the same amount more than once from the Company, the Guarantor, or both of them. If the Forbearance Period ends other than as a result of the occurrence of the Effective Date, then:

4.4.1	any amount the Investor receives from the Company in payment of the aggregate of the Cash Settlement and the Outstanding Legal Fees will reduce the Guarantor’s obligation to pay the corresponding amounts to the Investor;

4.4.2	any amount the Investor receives from the Guarantor in payment of the aggregate of the Cash Settlement and the Outstanding Legal Fees will reduce the Company’s obligation to pay the corresponding amounts to the Investor;

4.4.3	any amount the Investor receives from the Company or the Guarantor in payment of the aggregate of the Cash Settlement and the Outstanding Legal Fees will reduce the Company’s payment obligations to the Investor under the Convertible Securities Agreement; and

4.4.4	any amount the Investor receives from the Company in satisfaction of its payment obligations to the Investor under the Convertible Securities Agreement will reduce the Company’s and the Guarantor’s obligations to pay the Investor the aggregate of the Cash Settlement and the Outstanding Legal Fees.

5	TERMINATION, RELEASE AND DISCHARGE - LOAN AGREEMENTS

Termination of Convertible Securities Agreement

5.1	With effect on and from the Effective Date, the Company and Investor irrevocably and unconditionally agree that:

5.1.1	the Convertible Securities Agreement shall terminate and have no further force or effect without the need for any further action on the part of any of the Company and the Investor; and

5.1.2	all of the Convertible Securities issued by the Company to the Investor are cancelled.

Deed of Termination, Settlement and Release

Release and discharge of Convertible Securities Agreement

5.2	With effect on and from the Effective Date, the Company and the Investor irrevocably and unconditionally:

5.2.1	waives any outstanding right and/or Claim against the other Party arising out of, in connection with, related to or incidental to the Convertible Securities Agreement; and

5.2.2	releases and forever discharges the other Party (including their respective directors, other officers, employees and agents) from any and all:

5.2.2.1	obligations, representations, warranties, undertakings and liabilities (whether past, present, future, actual or contingent) that such other Party has arising out of, in connection with, related to or incidental to the Convertible Securities Agreement; and

5.2.2.2	Claims against any such other Party arising out of, in connection with, related to or incidental to the Convertible Securities Agreement,

in each case whether arising prior to or after the Effective Date.

Release from Security

5.3	With effect on and from the Effective Date, the Investor irrevocably and unconditionally:

5.3.1	releases all Secured Property constituted by the General Security Agreement;

5.3.2	releases and discharges the Company from all of its obligations under the General Security Agreement;

5.3.3	re-assigns to the Company all rights and interests in connection with the Secured Property assigned to the Investor pursuant to the General Security Agreement;

5.3.4	agrees to promptly return to the Company the items delivered to the Investor pursuant to the General Security Agreement (or, in the case of share certificates, their equivalent in respect of type, value, description and amount); and

5.3.5	agrees to lodge any necessary documents to discharge all registrations made on the Secured Property in relation to the Security Interest being released under this clause 5.3 within ten Business Days from the Effective Date.

Covenant not to sue

5.4	With effect on and from the Effective Date, the Company and the Investor covenant in favour of each other Party not to bring or pursue, or procure a third party to bring or pursue, or provide financial support for or otherwise support for any Claim against any other Party in relation to the Loan Agreements.
1.1

Deed of Termination, Settlement and Release

Bar to proceedings

5.5	This Deed may be pleaded as a complete defence and bar to any Claim which is the subject of a release in this clause 5, except in relation to the enforcement of this Deed.

6	CONFIDENTIALITY

6.1	The Company and the Investor undertake not to disclose the existence of and the terms of this Deed, unless such disclosure is:

6.1.1	to any professional advisors, auditors, or bankers on receipt of an undertaking from that person to keep the terms confidential;

6.1.2	to comply with any law requirement of any court or regulatory body (including a stock exchange);

6.1.3	to any person who is the beneficiary of a release under clause 5;

6.1.4	to enforce this Deed or in a proceeding arising out of or in connection with this Deed; or

6.1.5	with the prior written consent of all Parties.

7	REPRESENTATIONS AND WARRANTIES

7.1	Each Party represents and warrants to each other Party that each of the matters set out below is true and correct with respect to that Party as at the date of this Deed:

7.1.1	It has full capacity and power to enter into this Deed.

7.1.2	This Deed constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

7.1.3	Neither its execution of this Deed nor the carrying out by it of the transactions that this Deed contemplates, does or will:

7.1.3.1	contravene any law to which it or any of its property is subject or any writ, order, injunction, judgment, rule or regulation that is binding on it or any of its property;

7.1.3.2	contravene any agreement binding on it or any of its property; or

7.1.3.3	contravene its constitution.

7.1.4	It is not the subject of an insolvency event and no proceedings have been brought or threatened or procedure commenced for the purpose of winding it up or placing it under administration.
7.1.1

Deed of Termination, Settlement and Release

8	NO ADMISSION OF LIABILITY

8.1	Nothing in this Deed constitutes an admission by any Party of any liability in respect of the Loan Agreements.

9	NOTICES

9.1	Any notice to be given by one Party to the other Party in connection with this Deed is only given if it is sent in one of the following ways:

9.1.1	delivered to the intended recipient by prepaid post, courier, by hand or by email to the address or email address (as relevant) specified below or the address or email address last notified by the intended recipient to the sender:

to the Company and Guarantor:

Address:	P.O. Box 10008, Willow House, Cricket Square, Grand Cayman KY1-1001, Cayman Islands

Attention: Yacov Geva

Email: info@gmedicalinnovations.com

to the Investor:

Address: 40 Wall Street, Floor 58, New York NY 10005 Attention: Ari Morris

Email: research@mag.na

Change of address or email address

9.2	If a Party gives the other Party three Business Days' notice of a change of its address or email address, any notice or communication is only given by that other Party if it is delivered or posted to that latest address or email address.

Time notice is given

9.3	Any notice or communication is to be treated as given at the following time:

9.3.1	if it is delivered, when it is left at the relevant address;

9.3.2	if it is sent by email, on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received stating that the email has not been delivered, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent.
9.3.1

Deed of Termination, Settlement and Release

9.4	However, if any notice or communication is given on a day that is not a Business Day, or after 5.00 pm, in the place of the Party to whom it is sent, it will be treated as having been given at the beginning of the next Business Day in that place.

10	COSTS

10.1	Unless otherwise expressly provided in this Deed, each party will pay their own costs, expenses and disbursements in connection with the negotiation, preparation, execution, completion and performance of this Deed.

11	GENERAL

Entire agreement

11.1	This Deed contains everything the Parties have agreed in relation to the subject matter it deals with. Except to the extent expressly provided for in this Deed, neither Party can rely on an earlier written document or anything said or done by or on behalf of the other Party before this Deed was executed. For the avoidance of doubt, this Deed overrides the Loan Agreements, including to the extent of any inconsistency or conflict between them.

11.2	If anything in this Deed is unenforceable, illegal or void, then it is severed to the extent of such invalidity and the rest of this Deed remains in force.

Counterparts

11.3	This Deed may be executed in any number of counterparts and shall be effective when each Party has executed and delivered a counterpart. Each counterpart is an original but the counterparts together are one and the same instrument. Executed counterparts can be exchanged by email without affecting the validity of any counterparts exchanged.

Variation

11.4	No variation of this Deed will be of any force or effect unless it is in writing and signed by each party to this Deed.

Further acts

11.5	Each party must promptly execute all documents and do or use reasonable endeavours to cause a third party to do all things that another party from time to time may reasonably request in order to give effect to, perfect or complete this Deed and all transactions incidental to it.

Waiver

11.6	A right may only be waived in writing, signed by the Party giving the waiver; and

11.6.1	no other conduct of a Party (including failure to exercise, or delay in exercising the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

11.6.2	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

11.6.3	the exercise of a right does not prevent any further exercise of that right or of any other right.

Governing law and jurisdiction

11.7	This Deed is governed by the law in force in Western Australia.

11.8	The parties submit to the exclusive jurisdiction of the courts of Western Australia or any competent Federal court exercising jurisdiction in Western Australia.

Deed of Termination, Settlement and Release

EXECUTION

Executed as a deed.

Executed by G Medical Innovations Holdings Limited (ARBN 617 204 743) acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance with s 127 of the Corporations Act 2001:

Signature of director	Signature of director/company secretary

Name of director (print)	Name of director/company secretary (print)

Signed sealed and delivered for and on behalf of MEF I, L.P. by its authorised representative in the presence of::

Ari Morris	Alexander Hauff
Signature of authorised representative	Signature of witness

Ari Morris	Alexander Hauff
Name of authorised representative (print)	Name of witness (print)

Deed of Termination, Settlement and Release

Signed, sealed and delivered by Mr Yacov Geva in the presence of:

Signature of witness	Signature of Yacov Geva

Name of witness (print)

Deed of Termination, Settlement and Release

EXECUTION

Executed as a deed.

Executed by G Medical Innovations Holdings. Limited (ARBN 617 204 743) acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance withs 127 of the Corporations Act

Yacov Geva	Brendan de Kauwe
Signature of director	Signature of director/company secretary

Yacov Geva	Brendan de Kauwe
Name of director (Print)	Name of director/company secretary (print)

Signed sealed and delivered for and on behalf of MEF I, L.P. by its authorised representative in the presence of::

Signature of authorised representative	Signature of witness

Name of authorised representative (print)	Name of witness (print)

Deed of Termination, Settlement and Release

Signed, sealed and delivered by Mr Yacov Geva in the presence of

Signature of Witness	Signature of Yacov Geva

Kobi Bem Efraim
Name of witness (Print)